SOUTH CAROLINA                               SUBLEASE






RICHLAND COUNTY              Re:  Drive-in Bank Facility
                                  Hampton  Street  and  Park  Street  Columbia,
                                  South Carolina


     THIS SUBLEASE is made and entered into as of March 1, 1997, by and between FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, a national banking association
('1Sublessor"), and BANX OF COLUMBIA, NA., a national banking association ("Subtenant").

                               W I T N E S E T H:

     Sublessor hereby sublets unto Subtenant and Subtenant hereby accepts, as tenant of Sublessor and upon the terms and conditions herein set forth, all of the property or premises located at the southwesterly corner of the intersection of Hampton Street and Park Street, Columbia, South Carolina, which is leased by Sublessor under that certain Ground Lease dated February 22, 1988 (the "Prime Lease11) between Hampton Park Associates, a South Carolina general partnership ("Prime Landlord") and Sublessor, together with any and all rights and easements appurtenant thereto, buildings and improvements located thereon, and existing fixtures and equipment located therein (hereafter referred to as the "premises" or "leased premises") . A copy of the Prime Lease has been delivered to Subtenant and the Prime Lease is incorporated herein by reference.

1. SUBLEASE TERM. The term of this Sublease shall commence as of August 1, 1997, and shall continue through September 30, 2007. However, Subtenant shall have the right to terminate this Sublease effective as of September 30, 2002, upon giving Sublessor written notice of such termination in advance of October 1, 2001.

     Provided Subtenant is not in default under this Sublease as of the date the notice of extension is given, Subtenant shall have the right to extend the term of this Sublease from October 1, 2007, through September 30, 2012, upon giving Sublessor written notice of such extension in advance of October 1, 2006, but no sooner than October 1, 2005. The term of the Prime Lease ends February 28, 2018, but Sublessor and Subtenant do not at this time have any agreement for the extension of the term of this Sublease beyond September 30, 2012.

2. RENTAL. Except as provided below, the rent payable by Subtenant to Sublessor hereunder shall be payable monthly in advance on the first day of each calendar month, prorated as to any partial month, commencing as of the earlier of (a) October 1, 1997, or (b) the date Subtenant opens for the conduct of business with the public at the premises. Rent payments due from Subtenant under this Sublease shall be payable to Sublessor, or as directed in writing by Sublessor, as follows:

     As of the execution of this Sublease, Subtenant shall pay to Sublessor $24,000.00, representing (i) a security deposit of $2,000.00 to be held by Sublessor as provided under this Sublease, and (ii) the prepayment of rent of $2,000.00 per month due from October 1, 1997, through August 31, 1998. If any rent or prorated rent is due for any period prior to October 1, 1997, Subtenant shall pay such in advance as of the date Subtenant opens for the conduct of business with the public at the premises. As of September 1, 1998, rent due under this Sublease shall be payable monthly in the amount of $2,000.00 per month through September 30, 2007.



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

     If Subtenant exercises its option to extend the term of this Sublease, then rent due under this Sublease during the extended term shall be determined as follows:

     (i) As of October 1, 2007, the monthly rent due under this Sublease shall be $2,000.00 per month p1us a percentage thereof (which in no event shall be less than twenty percent (20%) or more than sixty percent (60%)) equal to the percentage increase in the United States National Consumer Price Index, for All Nationwide Urban Consumers, U.S. City Average, All Items (1982-84 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"; or if such index should not be in use or if the components thereof as of the day of the Sublease or substantially altered or revised, the index most nearly comparable thereto shall be substituted for the specified index) over the preceding ten (10) years ending as of the most recent month for which such CPI statistics are available as of October 1, 2007; and

     (ii) As of October 1, 2010, the monthly rent due under this Sublease shall be the monthly amount of the rent for the term October 1, 2007, through September 30, 2010, as determined under subsection (i) above plus a percentage thereof (which in no event shall be less than six percent (6%) or more than eighteen percent (18%)) equal to the percentage increase in the CPI over the preceding three (3) year period ending as of the most recent month for which such CPI statistics are available as of October 1, 2010.

          Sublessor shall notify as Subtenant of each such percentage change in the CPI and the amount of the new monthly rent due as a result thereof, and shall furnish as Subtenant a copy of Sublessor's computations thereof.

3. POSSESSION. Sublessor shall deliver to Subtenant possession of the leased premises as of August 1, 1997, to allow Subtenant to enter the premises to inspect the same or to commence any renovation allowed under this Sublease at any time after August 1, 1997.

4. UTILITIES, MAINTENANCE INSURANCE, AND TAXES. Beginning as of the commencement date of the term of this Sublease, any and all charges or expenses relating to utilities, maintenance, repairs, insurance, real estate taxes, services and common area charges (if any) which may be imposed or required to be paid under the terms of the Prime Lease shall be paid by Subtenant in full, either directly or upon demand, when and as required to be paid in accordance with the terms of the Prime Lease, and in such amounts as shall be prescribed or determined under the Prime Lease. Any such charges or expenses shall be prorated between Sublessor and Subtenant on a daily basis if they include or relate to any period prior to the commencement date of this Sublease. Any credits or refunds due from Prime Landlord as a result of overpayment, and any deficits or payments due to Prime Landlord as a result of underpayment, of any such charges or expenses due under the Prime Lease shall be prorated and adjusted between Sublessor and Subtenant on a daily basis if they include or relate to any period prior to the commencement date of this Sublease.

5. HAZARDOUS MATERIALS. Subtenant covenants, warrants, and agrees that Subtenant and its officers, employees, customers, invitees and agents shall not engage in any conduct or activity on, about, within, or as to the premises which involves or relates to the handling, generation, sale, possession, storage, labeling, treatment, processing, discharge, use, transportation, maintenance and/or disposal of any substance or material classified under any federal, state or local law as "hazardous" or as otherwise regulated by any such applicable environmental law. Subtenant agrees to hold harmless and indemnify Sublessor and Prime Landlord from and against any and all loss, liability, claims, damages, costs or expenses, including attorneys' fees and remediation costs, that may be incurred by Sublessor or Prime Landlord resulting from the breach of the foregoing covenant.

6. IMPROVEMENTS. Subtenant shall be responsible for all improvements and costs incurred in upfitting and renovating the premises for Subtenant's use. Sublessor shall cooperate with Subtenant to secure the consent of Prime Landlord, if required, to any signage to be installed or alterations to be made by Subtenant. Prior to making any improvements, alterations or renovations to the premises, Subtenant agrees to submit all plans and specifications -to Sublessor for review and approval and to Prime Landlord if such approval by Prime Landlord is required under the Prime Lease. Such improvements, alterations or renovations shall be done in a workman-like manner and on a timely basis, in accordance with all permits and building codes.

     Subtenant has inspected the leased premises and found them suitable for its purposes as of the date of this Sublease, and Subtenant agrees to accept the condition thereof as of the commencement date provided there has been no material adverse change in the condition thereof as of the commencement date. Sublessor shall be responsible to maintain the premises and the building, equipment and fixtures thereon in good working order from the date hereof until the commencement date. SUBTENANT AGREES TO ACCEPT THE LEASED PREMISES IN AS IS CONDITION AND ACKNOWLEDGES THAT SUBLESSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE LEASED PREMISES INCLUDING, WITHOUT LIMITATION, NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

        Sublessor agrees that Subtenant has the right to change the existing signage at the oremises to signage that identifies Subtenant and its business as the occupant of the premises, and to change the curbs and driveways on the premises by creating a connecting driveway so that vehicles exiting from a drive-through lane may turn left to circle the building and exit to Park Street and by creating a new exit to Park Street at the upper end of the drive-through canopy so that vehicles exiting from a drive-through lane may turn right and exit to Park Street, provided such changes are permitted by the appropriate governmental authorities and are made at Subtenant's sole expense.

7. REMOVAL OF SUBTENANT'S PROPERTY All improvements, with the exception of Subtenant's trade fixtures, equipment and personal property, are to remain as part of the premises after Subtenant vacates the premises. Provided that Subtenant is not then in default, Subtenant shall have the right at any time during the term of this Sublease to remove or replace its trade fixtures and equipment placed or installed on the premises which may be removed without material injury to the realty. Any damage to the leased premises or any part thereof caused by such removal shall be repaired by Subtenant at its cost and expense.

8. USE AND ASSIGNMENT. Subtenant shall be permitted to use the leased premises only as drive-through branch banking facility subject, however, to zoning ordinances, rules, regulations, laws, ordinances, statutes, and requirements of all governmental authorities, and any board of fire insurance underwriters, and any similar bodies having jurisdiction thereof, and such conditions, restrictions and other encumbrances, if any, to which the leased premises may be subject under the Prime Lease or otherwise. Subtenant shall not, without the prior written consent of Sublessor and of Prime Landlord, use or allow to be used said leased premises for any purpose other than that above mentioned. Subtenant shall neither assign this Sublease (by operation of law or otherwise) nor sublet the whole or any part of the leased premises without the prior written consent of Sublessor and of Prime Landlord if and as required by the Prime Lease; however, Sublessor acknowledges its consent to the assignment of this Sublease or the subletting of the premises by Subtenant to any parent, affiliate or subsidiary company of Subtenant or to and successor to Subtenant's interest as a result of merger or the sale of all or substantially all of the banking assets of Subtenant.

        In no event may the leased premises be used for any illegal or improper purposes nor snall Subtenant permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in or about the leased premises which shall cause or be likely to cause injury or damage to any person or the leased premises or which would constitute a nuisance. Subtenant agrees to comply, at its sole cost and expense, with all applicable laws, ordinances, rules, regulations, and requirements of governmental or other regulatory bodies, commissions or agencies as to the use and operation of the leased premises. Subtenant shall be responsible for compliance with Title III of the Americans

Disabilities Act if and when such compliance is legally required, such as the removal of architectural barriers to access where readily achievable and the provision of auxiliary aides necessary to ensure effective communications with members of the public. Subtenant will deliver to Sublessor copies of any and all citations, orders, notices or other governmental materials or other communications received with respect to the operation or use of Subtenant's business at the leased premises.

9. INDEMNITY AND INSURANCE FOR SUBLESSOR. Subtenant agrees to hold harmless and to indemnify Sublessor and Prime Landlord from and against any and all claims arising from injury to persons, loss of life, or damage to property occurring in or about Subtenant's leased premises and from and against any and all costs, expenses and liabilities (including without limitation reasonable attorneys' fees) incurred by Sublessor or Prime Landlord, in connection with any such claim or proceeding based thereon, to the extent such injury, loss of life or damage arises out of the negligence or willful act or failure to act of Subtenant, or any officer, employee, agent, contractor or licensee of Subtenant, or any visitor, guest or invitee of Subtenant.

     Subtenant shall at all times during the term hereof and at its own cost and expense, procure and continue in force all insurance required to be provided by Sublessor under the Prime Lease and naming Prime Landlord as an insured thereunder as required by the Prime Lease and, in addition, (i) a hazard insurance policy in the amount of 100% of the replacement cost of the buildings and relating improvements on the premises naming Sublessor and Prime -Landlord as an additional insured, and (ii) a liability insurance policy naming Sublessor and Prime Landlord as additional insured providing coverage against liability, injury or death of any person in connection with the use, operation or condition of the leased premises, in an amount of not less than $1,000,000 combined single limit for bodily injury and property damage. Subtenant shall be responsible to insure its own trade fixtures, equipment and personal property at Subtenant's own expense. Subtenant shall deliver to the Sublessor and Prime Landlord, upon regues Certificates of Insurance evidencing the existence and amounts of such insurance with loss payable clause satisfactory to Sublessor and Prime Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Sublessor and Prime Landlord by the insurer. Subtenant shall, within twenty (20) days prior to the expiration of such policies, furnish Sublessor and Prime Landlord with renewals or binders, or Sublessor or Prime Landlord may order such insurance and charge the cost to Subtenant, which amount shall be payable by Subtenant upon demand. Sublessor and Prime Landlord shall not be liable for any damages to the leased premises or for any loss, damage or injury to any person or any property of Subtenant therein or thereon occasioned by bursting, rupture, leaking or overflow of any plumbing or other pipes (including without limitation, water, steam and/or refrigerant lines) sprinklers, tanks, drains, drinking fountains or wash stands, or other similar cause in, above, upon or about the leased premises or the building in which the leased premises are located.

10. RIGHT OF ENTRY. Sublessor and Prime Landlord shall have the right to enter the leased premises during normal business hours, .provided. that such entry does not unreasonably interfere with the operation of Subtenant's business, to examine the condition of the same, to take any actions or perform any duties required of Sublessor or Prime Landlord under the Prime Lease or under this Sublease, or to exercise or enforce its rights under this Sublease.

11. PRIME LEASE. This Sublease is made specifically subject to the terms and provisions of the Prime Lease. Nothing herein contained is intended or shall be construed to grant Subtenant any rights with respect to the leased premises in excess of Sublessor's rights as lessee under the Prime Lease. During the term hereof, Subtenant shall observe and perform all terms, covenants and conditions of the Prime Lease which are to be observed or performed on the part of the lessee thereunder, unless specifically stated otherwise under this Sublease. Subtenant shall indemnify and hold Sublessor harmless from and against all claims, damages, costs and expenses (including reasonable attorneys' fees) in respect to the non-observance or non-performance by Subtenant of any such terms or conditions of the Prime Lease. Further, Subtenant shall neither do nor permit anything to the done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Landlord, except for the termination of the Prime Lease by Prime Landlord not caused by the default of Subtenant, and Subtenant shall indemnify and hold Sublessor harmless from and against all claims, damages, costs and expenses (including reasonable attorneys' fees) of any kind whatsoever, by reason of any breach or default on the part of Subtenant by reason of which the Prime Lease may be terminated or forfeited.

     Sublessor covenants that Subtenant shall peacefully hold and enjoy the leased premises during the term of this Sublease for so long as the Subtenant perrorms its agreements hereunder and so long as the Prime Lease is not terminated by reason of matters or events outside of Sublessor' 5 control. Sublessor shall hold harmless and indemnify Subtenant from and against any and all claims, damages or loss, including reasonable attorneys' fees, arising from Sublessor's failure to observe any terms or perform any of its obligations under the Prime Lease, other than those obligations under the Prime Lease that are to be performed by Subtenant as provided under this Sublease.

     Sublessor shall give to Subtenant, and Subtenant shall give to Sublessor, a copy of any notice received from Prime Landlord relating to the Prime Lease, and in the event the party who has the responsibility under this Sublease to cure such default under the Prime Lease fails to do so, the other party shall have the right, but not the obligation, to cure such default and to seek reimbursement from the defaulting party for any and all costs and expenses, including reasonable attorneys' fees, incurred in curing such default.

     Sublessor agrees to cooperate and respond reasonably as to any request from Subtenant for assistance in dealing with Prime Landlord to secure for Subtenant the enjoyment and realization of any and all of the rights and privileges of Sublessor under the Prime Lease to which Subtenant may be entitled under this Sublease.

12. EVENTS OF DEFAULT. As used in the Sublease, the term "Event of Default" shall mean any of the following:

     A. Subtenant's failure to make payment of rent or other sum required hereunder, which failure shall continue uncured for five (5) days after its due date or written notice from Sublessor, as applicable, written notice thereof from Sublessor being required to-be given only two (2) times during any twelve
(12) month period;

     B. Subtenant's failure to keep, perform or observe any other term, covenant or condition hereof, which failure shall continue uncured for ten (10) days after written notice from Sublessor (specifying such failure), or if such failure by its nature cannot be cured within ten (10) days, if Subtenant shall not have commenced the cure within ten (10) days after such notice, and thereafter diligently and continuously prosecuted it to completion;

     C. Subtenant makes a transfer in fraud of its creditors or makes an assignment for the benefit of its creditors;

     D. A receiver, trustee or custodian is appointed for all or substantially all of Subtenant's assets, or for Subtenant's leasehold interest hereunder;

     E. Subtenant's personal property used in connection with the leased premises is taken on execution or similar process; or

     F. Subtenant's failure to discharge or bond, within twenty (20) days after the filing thereof, any mechanics or materialman's lien filed against the leased premises as a result of any work performed at the leased premises contracted for by Subtenant.

13. SUBLESSOR'S REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, Sublessor, at its option and at any time thereafter, may:

     A. If Sublessor shall so elect, and without any obligation to do so, cause such Event of Default to be remedied in such manner and by such means as Sublessor may deem proper, and the cost and expense thereof paid or incurred by Sublessor, including reasonable attorneys' fees, if any, together with interest thereon to the date of payment, shall constitute additional rent hereunder, and the same shall be due and payable by Subtenant upon demand; or

     B. Terminate Subtenant's right to possession of the leased premises without terminating this Sublease and require Subtenant to vacate the leased premises, without prejudice to other remedies; and in such event, Sublessor shall use reasonable efforts to re-let the premises upon such terms as Sublessor shall determine in mitigation of its damages, but Subtenant shall continue to be liable to Sublessor hereunder for all rental and other charges payable hereunder for the remainder of the term of this Sublease (with such rental to be offset by any rental received by Sublessor upon the re-letting of the premises) and for all damages resulting from such default, including costs to clean, renovate, re-lease, re-upfit or alter the premises for rental to other parties; or

     C. Terminate this Sublease and require Subtenant to vacate the leased premises, and exercise any other remedies available to Sublessor by law, in equity, or otherwise and sue for all damages resulting from such default including costs to clean, renovate, release, re-upfit or alter the premises for rental to other parties.

14. SURRENDER. At the expiration of the tenancy hereby created, Subtenant shall surrender the leased premises in the same condition that the leased premises were in upon delivery of possession thereof under this Sublease, reasonable wear and tear, loss or damage by casualty, and permitted alterations excepted, shall at -its expense clean-up said leased premises, and shall surrender all keys for the leased premises to Sublessor. Subtenant shall, at such time, remove all its personal property, equipment and trade fixtures and shall repair any damage to the leased premises caused thereby, and any or all such property not so removed shall, at Sublessor's option, become the exclusive property of Sublessor or be disposed of by Sublessor without further notice to or demand upon Subtenant.

     If Subtenant holds over in possession of the leased premises after the termination of this Sublease, however such termination may be brought about, Subtenant shall pay rent for the entire holdover period at double the monthly rental as provided herein, and shall pay all damages incurred by Sublessor and all reasonable attorneys' fees and expenses incurred by Sublessor in enforcing Sublessor's rights hereunder if Sublessor must enforce such rights. No holding over by Subtenant after the termination of this Sublease shall operate to extend this Sublease other than as a tenancy at will.

     Termination at the expiration of this term shall be without the necessity of any notice from either Sublessor or Subtenant and Subtenant hereby waives notice to vacate the premises and agrees that Sublessor shall be entitled to the benefit of all provisions of law respecting the summary recqvery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given.

15. NOTICES. Any notice, communication, request or other document required under this Sublease to be given to Sublessor or Subtenant, shall be effective when personally served, or if mailed, when !deposited for delivery as certified or registered mail, return-receipt requested, to the following addresses:

If to Sublessor:               FIRST UNION NATIONAL BANK OF SOUTH CAROLINA
                               Corporate Real Estate Division
                               1420 Two First Union Plaza
                               Charlotte, North Carolina   28288-0340
                               Attention: Property Management

If to Subtenant:               BANK OF COLUMBIA, N.A.
                               Attention:  Harry Brown
                               P.O. Box 11671
                               Columbia, South Carolina 29211-1671

     Either party may, from time to time, change the address at which such written notices, communications, requests or other documents or demands are to be mailed, by giving the other party written notice of such changed address.

16. SUBORDINATION AND ENCUMBRANCE. This Sublease shall not be subordinated by Subtenant to or pledged as collateral for any financing by Subtenant, and Subtenant shall not encumber the -premises or its leasehold interest under this Sublease.

17. MISCELLANEOUS. ThIs Sublease may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute but one and the same instrument. This Sublease shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. It is hereby understood and agreed that the relationship of the parties hereto is strictly that of sublessor and sublessee of the leased premises, and Sublessor has no ownershlD in the Subtenant's business and this Sublease shall not be construed as a joint venture or partnership, and Subtenant is not and shall not be deemed to be an agent or representative of Sublessor. This Sublease shall be governed by and construed in accordance with the laws of South Carolina.

18. BROKERS. Sublessor shall be responsible for payment of the real estate commission due the real estate brokers engaged by Sublessor and Subtenant in connection with the subleasing of the premises, being CB Commercial Real Estate Group, Inc. and DDMS Real Estate, Inc., respectively, under the terms of their separate agreement(s) regarding such commissions. ExceDt for the commissions due such brokers, the parties represent each to the other that there have been no other brokers involved in this transaction and that no other commissions are due and owing to any other person or entity.

19. ENTIRE AGREEMENT This Sublease, including the applicable terms and conditions of the Prime Lease, contains the entire agreement between the parties hereto in connection with the matters set forth herein and all prior or contemporaneous oral or written agreements regarding the same shall have no force or effect. This Sublease may not be modified or amended except by a written agreement signed by the parties hereto. If any provision of this Sublease (or portion thereof) shall prove to be ineffective or invalid, such ineffectiveness or invalidity shall not affect any of the other provisions (or portions thereof) of this Sublease.

20. CASUALTY OR CONDEMNATION. In the event a material portion of the premises is taken by reason of condemnation and Subtenant, in its reasonable discretion, determines that the remaining portion of the premises is not suitable for the conduct of its business, then Subtenant may terminate this Sublease by giving notice of termination to Sublessor within thirty (30) days after the effective date of the taking by condemnation. If, however, Subtenant determines that the remaining portion of the premises would be suitable for the conduct of Subtenant's business, then this Sublease shall continue, but the amount of rental shall be reduced in proportion to the reduced useability of the remaining portion of the premises. Subtenant shall not be entitled to receive condemnation proceeds relating to any such taking of the premises or any portion thereof. This Sublease shall not be terminated in the event of any casualty to the premises and no such casualty shall result in any abatement in the rent due under this Sublease.

     If the facts and circumstances shall exist and occur that would give Sublessor the right to elect to terminate the Prime Lease by reason of condemnation of the premises or damage thereto, if and as provided under the Prime Lease, then the following provisions shall be applicable:

     (a) If as a result of the forgoing Subtenant desires to terminate this Sublease, then Sublessor agrees that it will either terminate the Prime Lease and this Sublease or terminate just this Sublease (thereby retaining unto Sublessor its rights under the Prime Lease for its own purposes) ; and

     (b) If by reason of the foregoing Subtenant does not want to terminate this Sublease, Sublessor shall still have the right to terminate the Prime Lease and/or this Sublease, but Sublessor agrees not to elect to so terminate the Prime Lease and/or this Sublease provided (i) Subtenant pays any costs and fees required in connection with the repair, restoration or reconstruction of any improvements on the premises that would not be covered by the terms of the Prime Lease and
          (ii) Subtenant agrees to pay any rental or other fees that Sublessor would otherwise remain responsible to pay under the Prime Lease for the remainder of the term of this Sublease.

21. SECURITY DEPOSIT Upon the execution of this Sublease, Subtenant shall deposit with Sublessor the sum of $2,000.00 to be held by Sublessor as security for the performance by Subtenant of the terms and conditions of this Sublease. Sublessor shall be entitled to use, apply or retain all or any part of this security deposit to the extent required to cure any default by Subtenant, for any rent due and owing Sublessor at the expiration of this Sublease, or for any sums which Sublessor is required to expend to restore the premises to the same condition the premises were in at the commencement of this Sublease, ordinary wear and tear, loss or damage by casualty, and permitted alterations excepted. In the event Subtenant shall fully comply with the terms of this Sublease, Sublessor shall return the security deposit, or the remaining portion thereof, without interest, to Subtenant within thirty (30) days after the expiration and termination of this Sublease.

22. CONTINGENCY. If Sublessor is unable to secure an acceptable agreement from Prime Landlord, to the extent required under the Prime Lease, consenting to this Sublease on or before April 15, 1997, then Sublessor shall have the right to terminate this Sublease by giving notice to Subtenant of the failure of Sublessor to secure such agreement from Prime Landlord, and effective as of the giving of such notice, this Sublease shall be terminated and shall be of no further force or effect, and any security deposit or prepaid rent shall be returned to Subtenant.

     If Subtenant is unable to secure approvals from all bank regulatory agencies and authorities required for the relocation of Subtenant's branch bank operation to the leased premises within sixty (60) days after the date of this Sublease, then Subtenant shall have the right to terminate this Sublease by giving notice to Sublessor of the failure of Subtenant to secure such approvals, and effective as of the giving of such notice, this Sublease shall be terminated and shall be of no further force or effect, and any security deposit or prepaid rent shall be returned to Subtenant.

     IN WITNESS WHEREOF, Sublessor and Subtenant have caused this Sublease to be duly executed and their respective seals to be duly affixed effective as of the day and year first above written.

                              [SIGNATURES OMITTED]